BYLAWS

                                       OF

                             APPLE ORTHODONTIX, INC.

                              Adopted and Effective

                                October 10, 1996

                               TABLE OF CONTENTS

ARTICLE I   OFFICES........................................................  1
      Section 1. Registered Office.........................................  1
      Section 2. Other Offices.............................................  1

ARTICLE II  MEETINGS OF STOCKHOLDERS.......................................  1
      Section 1. Place of Meetings.........................................  1
      Section 2. Annual Meetings...........................................  1
      Section 3. Special Meetings..........................................  1
      Section 4. Quorum....................................................  2
      Section 5. Adjournments..............................................  2
      Section 6. Voting....................................................  2
      Section 7. List of Stockholders Entitled to Vote.....................  2
      Section 8. Record Date...............................................  3
      Section 9. Conduct of Meetings by Presiding Person...................  3
      Section 10. Nomination of Directors..................................  4
      Section 11. Stockholder Proposals Regarding Amendments to
                  Certificate of Incorporation.............................  5

ARTICLE III  DIRECTORS.....................................................  6
      Section 1. Number and Election of Directors..........................  6
      Section 2. Vacancies.................................................  6
      Section 3. Duties and Powers.........................................  7
      Section 4. Meetings..................................................  7
      Section 5. Quorum....................................................  7
      Section 7. Meetings by Conference Telephone..........................  7
      Section 8. Committees................................................  8
      Section 9. Compensation..............................................  8
      Section 10. Interested Directors.....................................  8
      Section 11. Removal..................................................  9

ARTICLE IV OFFICERS........................................................ 10
      Section 1. General................................................... 10
      Section 2. Election.................................................. 10
      Section 3. Chairman of the Board of Directors........................ 10
      Section 4. Vice Chairman of the Board of Directors................... 10
      Section 5. President................................................. 11
      Section 6. Vice Presidents........................................... 11
      Section 7. Secretary................................................. 11
      Section 8. Controller................................................ 12
      Section 9. Treasurer................................................. 12
      Section 10. Assistant Secretaries.................................... 12
      Section 11. Assistant Treasurers..................................... 12
      Section 12. Other Officers........................................... 12

ARTICLE V   STOCK.......................................................... 13
      Section 1. Form of Certificates...................................... 13
      Section 2. Signatures................................................ 13
      Section 3. Lost Certificates......................................... 13
      Section 4. Transfers................................................. 13

ARTICLE VI NOTICES......................................................... 13
      Section 1. Notices................................................... 13

ARTICLE VII AMENDMENT OF BYLAWS............................................ 14
      Section 1. Vote Requirements......................................... 14
      Section 2. Stockholder Proposals..................................... 14

ARTICLE VIII GENERAL PROVISIONS............................................ 15
      Section 1. Indemnification of Directors, Officers and Employees...... 15
      Section 2. Dividends................................................. 15
      Section 3. Disbursements............................................. 16
      Section 4. Fiscal Year............................................... 16
      Section 5. Corporate Seal............................................ 16
      Section 6. Definition of Beneficial Owner............................ 16

                                     BYLAWS

                                       OF

                             APPLE ORTHODONTIX, INC.
                         (hereinafter the "Corporation")

                                    ARTICLE I

                                     OFFICES

      Section 1. REGISTERED OFFICE. The registered office of the Corporation shall be located at 1050 S. State Street, City of Dover, State of Delaware 19901.

      Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.


                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS

      Section 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held on such date and at such time as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a number of directors equal to the number of directors whose term expires at the time of such meeting and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

      Section 3. SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes, may be called only by the person or persons specified in the Corporation's Certificate of Incorporation, as the same may be amended or restated from time to time (the "Certificate of Incorporation"). Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is being called shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

      Section 4. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

      Section 5. ADJOURNMENTS. Any meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 6. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the voting power of the stock represented and entitled to vote thereat. Such votes may be cast in person or by proxy but no proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period. The presiding person at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

      Section 7. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders of the Corporation.

      Section 8. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which in the case of a meeting, shall not be less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of the State of Delaware or the rules of any exchange on which shares of capital stock of the Company are listed for trading and which, in the case of any other action, shall be not more than the maximum number of days prior to any such action permitted by the laws of the State of Delaware. If no such record date is fixed by the Board of Directors, the record date shall be that prescribed by the laws of the State of Delaware. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 9. CONDUCT OF MEETINGS BY PRESIDING PERSON. All determinations of the presiding person at each meeting of stockholders shall be conclusive unless a matter is determined otherwise upon motion duly adopted by the affirmative vote of the holders of at least 80% of the voting power of the shares of capital stock of the Corporation entitled to vote in the election of directors held by stockholders present in person or represented by proxy at such meeting. Accordingly, in any meeting of stockholders or part thereof, the presiding person shall have the sole power to determine appropriate rules or to dispense with theretofore prevailing rules. Without limiting the foregoing, the following rules shall apply:

            (a) The presiding person may ask or require that anyone not a bona fide stockholder or proxy leave the meeting.

            (b) A resolution or motion shall be considered for a vote only if proposed by a stockholder or duly authorized proxy, and seconded by an individual, who is a stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion, subject to compliance with any other requirements concerning such a proposed resolution or motion contained in these bylaws. The presiding person may propose any motion for a vote. The order of business at all meetings of stockholders shall be determined by the presiding person.

            (c) The presiding person may impose any reasonable limits with respect to participation in the meeting by stockholders, including, but not limited to, limits on the amount of time at the meeting taken up by the remarks or questions of any stockholder, limits on the numbers of questions per stockholder, and limits as to the subject matter and timing of questions and remarks by stockholders.

            (d) Before any meeting of stockholders, the Board of Directors shall appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed or if such inspectors shall fail to act, the presiding person shall appoint inspector(s) of election at the meeting of stockholders. If any person appointed as inspector fails to appear or fails or refuses to act, the presiding person shall appoint a person to fill such vacancy.

The duties of these inspectors shall be as follows:

            (i) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

            (ii) Receive votes or ballots;

            (iii) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

            (iv) Count and tabulate all votes;

            (v) Report to the Board of Directors the results based on the information assembled by the inspectors; and

            (vi) Do any other acts that may be proper to conduct the election or vote.

Notwithstanding the foregoing, the final certification of the results of any election or other matter acted upon at a meeting of stockholders shall be made by the Board of Directors.

      Section 10. NOMINATION OF DIRECTORS. Nominations for the election of directors may be made by the Board of Directors or by any stockholder (a "Nominator") entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Secretary of the Corporation as set forth in this Section 10. To be timely in connection with an annual meeting of stockholders, a Nominator's notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than 180 days prior to the earlier of the date of the meeting or the corresponding date on which the immediately preceding year's annual meeting of stockholders was held. To be timely in connection with any election of a director at a special meeting of the stockholders, a Nominator's notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, the Nominator's notice to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Secretary of the Corporation, that the Nominator is a stockholder of the Corporation and shall identify in writing (i) the name and address of the Nominator, (ii) the number of shares of each class of capital stock of the Corporation of which the Nominator is the beneficial owner, (iii) the name and address of each of the persons with whom the Nominator is acting in concert and (iv) the number of shares of capital stock of which each such person with whom the Nominator is acting in concert is the beneficial owner pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and
(ii) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and that he is eligible for election as a member of the Board of Directors. Within thirty days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Secretary of the Corporation, the Secretary of the Corporation shall determine whether the evidence of the Nominator's status as a stockholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. If the Secretary of the Corporation finds that such evidence is not reasonably satisfactory, or if the Nominator fails to submit the requisite information in the form or within the time indicated, such nomination shall be ineffective for the election at the meeting at which such person is proposed to be nominated. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The requirements of this Section 10 shall be in addition to any other requirements imposed by these bylaws, by the Certificate of Incorporation or by law.

      Section 11. STOCKHOLDER PROPOSALS REGARDING AMENDMENTS TO CERTIFICATE OF INCORPORATION. No proposal by a stockholder to amend or supplement the Certificate of Incorporation of the Corporation shall be voted upon at a meeting of stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set forth in this Section 11) and in writing to the Secretary of the Corporation (i) notice of such proposal and the text of such amendment or supplement, (ii) evidence, reasonably satisfactory to the Secretary of the Corporation, of such stockholder's status as such and of the number of shares of each class of the capital stock of the Corporation of which such stockholder is the beneficial owner, (iii) a list of the names of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert and of the number of shares of each class of the capital stock of the Corporation beneficially owned by each such beneficial owner, and (iv) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory the Board of Directors of the Corporation, to the effect that the Certificate of Incorporation of the Corporation, as proposed to be so amended or supplemented, would not be in conflict with the laws of the State of Delaware. To be timely in connection with an annual meeting of stockholders, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held. To be timely in connection with the voting on any such proposal at a special meeting of the stockholders, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, such stockholder's notice and other aforesaid items to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter time period that may exist prior to the date of the meeting) after such stockholder shall have delivered the aforesaid items to the Secretary of the Corporation, the Secretary and the Board of Directors of the Corporation shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of its determination. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary of the Corporation determines that the items to be ruled upon by it are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Corporation at such meeting of stockholders. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a proposal made pursuant to this Section 11 was not made in accordance with the procedure prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

                                  ARTICLE III

                                   DIRECTORS

      Section 1. NUMBER AND ELECTION OF DIRECTORS. The business and affairs of the Corporation shall be managed by a Board of Directors. The initial number of directors on the Board of Directors at the time of the adoption of these bylaws shall be three. The number of directors constituting the entire Board of Directors shall be not less than two nor more than twelve and shall be fixed from time to time by vote of a majority of the entire Board of Directors; provided, however, that the number of directors shall not be reduced so as to shorten the term of any incumbent director and that the number of directors constituting the entire Board of Directors shall be three until otherwise fixed by a majority of the entire Board of Directors. Except as otherwise provided in this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of the stockholders, and, except as otherwise provided in this
Article III, each director so elected shall hold office until the next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.

      Section 2. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting at which such director's term expires and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

      Section 3. DUTIES AND POWERS. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

      Section 4. MEETINGS. Meetings of the Board of Directors shall be held at such time as the Board of Directors shall fix. Meetings shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the President or a majority of the directors then in office. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings at least twenty-four hours before the meeting. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

      Section 5. QUORUM. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 6. ACTIONS BY WRITTEN CONSENT. Unless otherwise provided by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, in one document or in counterparts, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 7. MEETINGS BY CONFERENCE TELEPHONE. Unless otherwise provided by the Certificate of Incorporation or these bylaws, members of the Board of Directors or any committee may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

      Section 8. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these bylaws.

      Section 9. COMPENSATION. The Board of Directors may from time to time by resolution authorize the payment of fees or other compensation to the Directors for services as such to the Corporation including, but not limited to, a fixed sum and expenses for attendance at each regular or special meeting of the Board of Directors or any committee thereof; provided that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 10. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (a) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee that authorizes the contract or transaction.

      Section 11. REMOVAL. No director of the Corporation shall be removed from his office as a director except in the manner provided in the Certificate of Incorporation. No proposal by a stockholder to remove a director of the Corporation shall be voted upon at a meeting of the stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set forth in this Section 11) and in writing to the Secretary of the Corporation (i) notice of such proposal, (ii) a statement of the grounds, if any, on which such director is proposed to be removed, (iii) evidence, reasonably satisfactory to the Secretary of the Corporation, of such stockholder's status as such and of the number of shares of each class of the capital stock of the Corporation of which such stockholder is the beneficial owner, (iv) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert, and of the number of shares of each class of the capital stock of the Corporation beneficially owned by each such beneficial owner, and (v) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation (excluding the director proposed to be removed), to the effect that, if adopted at a duly called special or annual meeting of the stockholders of the Corporation by the required vote as set forth in the Certificate of Incorporation, such removal would not be in conflict with the laws of the State of Delaware, the Certificate of Incorporation or these bylaws. To be timely in connection with an annual meeting of stockholders, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety nor more than 180 days prior to the earlier of the date of the meeting or the corresponding date on which the immediately preceding year's annual meeting of stockholders was held. To be timely in connection with the removal of any director at a special meeting of the stockholders, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the special meeting of stockholders is given or made to the stockholders, the stockholder's notice and other aforesaid items to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such stockholder shall have delivered the aforesaid items to the Secretary of the Corporation, the Secretary and the Board of Directors of the Corporation shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of their respective determinations. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Corporation determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Corporation at such meeting of stockholders. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a proposal to remove a director of the Corporation was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. Notwithstanding the foregoing, the presiding person may, in his sole discretion, waive compliance with any of the requirements of this Section 11. The requirements of this Section 11 shall be in addition to any other requirements imposed by these bylaws, by the Certificate of Incorporation or by law.

                                  ARTICLE IV

                                   OFFICERS

      Section 1. GENERAL. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors (each of whom must be a director), a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these bylaws. The officers of the Corporation need not be stockholders of the Corporation or, except in the case of the Chairman or Vice Chairman of the Board of Directors, directors of the Corporation.

      Section 2. ELECTION. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors and may be altered from time to time except as otherwise provided by contract.

      Section 3. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these bylaws or by the Board of Directors.

      Section 4. VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Vice Chairman of the Board of Directors, if there be one, shall, in the absence of the Chairman of the Board of Directors or if the Chairman of the Board of Directors shall be unable or refuses to act or is absent, preside at all meetings of the stockholders and of the Board of Directors and shall possess all of the powers and discharge all of the duties of the Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall possess the same power as the Chairman of the Board of Directors to sign all contracts, certificates and other instruments of the Corporation. The Vice Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these bylaws or by the Board of Directors.

      Section 5. PRESIDENT. The President shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall be the Chief Executive Officer of the Corporation and shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and (if the President is a director) the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these bylaws or by the Board of Directors.

      Section 6. VICE PRESIDENTS. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman of the Board of Directors and Vice Chairman of the Board of Directors or if the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors shall be unable or refuse to act or are absent), the Vice President or the Vice Presidents, if there be more than one, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors or Vice Chairman of the Board of Directors or Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

      Section 7. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or an Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      Section 8. CONTROLLER. The Controller, if there be one, shall be the principal officer in charge of the accounts of the Corporation and shall perform such duties as from time to time may be assigned to him by the Board of Directors.

      Section 9. TREASURER. The Treasurer, if there be one, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

      Section 10. ASSISTANT SECRETARIES. Except as may be otherwise provided in these bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

      Section 11. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration of the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

      Section 12. OTHER OFFICERS. Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE V

                                     STOCK

      Section 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation
(a) by the Chairman of the Board of Directors or Vice Chairman of the Board of Directors or by the President or a Vice President and (b) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder.

      Section 2. SIGNATURES. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its designated employees or (b) a registrar other than the Corporation or its designated employees, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

      Section 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond or other indemnity deemed satisfactory by the Board of Directors in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

                                  ARTICLE VI

                                    NOTICES

      Section 1. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission, telegram, telex or cable and such notice shall be deemed given at the time when the same shall be sent.

      Section 2. WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

      Section 1. VOTE REQUIREMENTS. These bylaws may only be altered, amended or repealed in the manner provided in the Certificate of Incorporation.

      Section 2. STOCKHOLDER PROPOSALS. No proposal by a stockholder made pursuant to this Article VII may be voted upon at a meeting of stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set forth in this Section 2) and in writing to the Secretary of the Corporation
(i) notice of such proposal and the text of the proposed alteration, amendment or repeal, (ii) evidence reasonably satisfactory to the Secretary of the Corporation, of such stockholder's status as such and of the number of shares of each class of capital stock of the Corporation of which such stockholder is the beneficial owner, (iii) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such beneficial owner and (iv) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation, to the effect that the bylaws resulting from the adoption of such proposal would not be in conflict with the Certificate of Incorporation or the laws of the State of Delaware. To be timely in connection with an annual meeting of stockholders, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety nor more than 180 days prior to the earlier of the date of the meeting or the corresponding date on which the immediately preceding year's annual meeting of stockholders was held. To be timely in connection with the voting on any such proposal at a special meeting of the stockholders, a stockholder's notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty days nor more than sixty days prior to the date of such meeting; provided, however, that in the event that less than fifty days' notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, such stockholder's notice and other aforesaid items to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such stockholder shall have submitted the aforesaid items, the Secretary and the Board of Directors of the Corporation shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of their respective determinations. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Corporation determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Corporation at such meeting of stockholders. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a proposal made pursuant to this Article VII was not made in accordance with the procedure prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. The requirements of this Section 2 shall be in addition to any other requirements imposed by these bylaws, by the Certificate of Incorporation or the law.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

      Section 1. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation may indemnify (and advance expenses to) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise or is or was serving as a fiduciary of any employee benefit plan, fund or program sponsored by the Corporation or such other company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Delaware, as amended from time to time. The foregoing rights shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or the Board of Directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 2. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

      Section 3. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 4. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

      Section 5. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

      Section 6. DEFINITION OF BENEFICIAL OWNER. "Beneficial owner" as used in these bylaws means of the following:

      (a) a person who individually or with any of his affiliates or associates beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) any capital stock of the Company, directly or indirectly;

      (b) a person who individually or with any of his affiliates or associates has either of the following rights:

            (i) to acquire capital stock of the Corporation, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise,

            (ii) to vote capital stock of the Corporation pursuant to any agreement, arrangement or understanding; or

      (c) a person who has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing capital stock of the Company with any other person who beneficially owns or whose affiliates beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, such shares of capital stock.